EXHIBIT 99.1
------------




JONES LANG LASALLE


                                                     NEWS RELEASE



Contact:    Gayle Kantro
Phone:      +1 312 228 2795
Email:      gayle.kantro@am.jll.com




    JONES LANG LASALLE MOURNS THE DEATH OF BOARD MEMBER SIR DEREK HIGGS


CHICAGO, APRIL 29, 2008 - Jones Lang LaSalle Incorporated (NYSE: JLL) is saddened to announce that Sir Derek Higgs, a member of its Board of Directors, died suddenly in London on Monday, April 28, 2008, at the age of
64. Sir Derek had served as a Director since March 1999 and also served as Chairman of the Audit Committee of the Board.

"This comes as a great loss," said Sheila A. Penrose, Chairman of the Board. "We valued the insights and wisdom Derek brought to Board discussions, and his delightful sense of humor. He was a tremendous advocate for our business and it will be impossible to forget him."

Colin Dyer, Chief Executive Officer, added, "From my first day at Jones Lang LaSalle, I have been immensely grateful for Derek's advice and counsel. He made a significant contribution to the growth and development of our firm through his role as Director, in his work on governance and as a friend and trusted counselor. On behalf of all of our colleagues, Sheila and I extend our deepest sympathies to his family."





                                 #   #   #